UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2017

WMI LIQUIDATING TRUST

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54922

DELAWARE	45-6794330
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

800 FIFTH AVENUE, SUITE 4100

SEATTLE, WASHINGTON 98104

(Address of principal executive offices, including zip code)

(206) 922-2956

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On December 20, 2017, the United States Bankruptcy Court for the District of Delaware (the “Court”) entered an order granting a motion filed by WMI Liquidating Trust (the “Trust”), as successor-in-interest to Washington Mutual, Inc. and WMI Investment Corp., to extend the term of the Trust until March 19, 2021. The motion was filed by the Trust on December 4, 2017, following receipt of a private letter ruling, dated November 21, 2017, from the Internal Revenue Service, confirming that an extension of time of the Trust’s term to March 19, 2021 will not adversely affect the determination that the Trust is a liquidating trust under Rev. Proc. 94-45, 1994-2 C.B. 684, and Treas. Reg. § 301.7701-4(d).

On January 5, 2018, the Trust issued a press release announcing the Court order, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

EX-99.1	Press release issued by WMI Liquidating Trust, dated January 5, 2018

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI LIQUIDATING TRUST

Date: January 5, 2018	By:	/s/ Charles E. Smith
Charles E. Smith
Executive Vice President, General Counsel
and Secretary